Exhibit 99.3

NASDAQ: QCOR

First Quarter 2013 Conference Call

Conference Call Logistics

Safe Harbor Statement

Note: Except for the historical information contained herein, this press release contains forward-looking statements that have been made pursuant to the Private Securities Litigation Reform Act of 1995. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “believes,” “continue,” “could,” “ensuring,” “estimates,” “expects,” “growth,” “may,” “momentum,” “plans,” “potential,” “remain,” “should,” “start,” “substantial,” “sustainable” or “will” or the negative of such terms and other comparable terminology. These statements are only predictions. Actual events or results may differ materially. Factors that could cause or contribute to such differences include, but are not limited to, the following: Our reliance on Acthar for substantially all of our net sales and profits; Reductions in vials used per prescription resulting from changes in treatment regimens by physicians or patient compliance with physician recommendations; Our ability to receive high reimbursement levels from third party payers; The complex nature of our manufacturing process and the potential for supply disruptions or other business disruptions ;The lack of patent protection for Acthar; and the possible FDA approval and market introduction of competitive products; Our ability to continue to generate revenue from sales of Acthar to treat on-label indications associated with NS, MS, IS or rheumatology-related conditions, and our ability to develop other therapeutic uses for Acthar; Research and development risks, including risks associated with Questcor’s work in the area of NS and Lupus, our reliance on third-parties to conduct research and development and the ability of research and development to generate successful results; The results of any pending or future litigation, investigations or claims, including with respect to the investigation by the United States Attorney’s Office for the Eastern District of Pennsylvania regarding the Company’s promotional practices and litigation brought by certain shareholders arising from the federal securities laws, currently pending in the United States District Court for the Central District of California; Our ability to comply with federal and state regulations, including regulations relating to pharmaceutical sales and marketing practices; Regulatory changes or other policy actions by governmental authorities and other third parties in connection with U.S. health care reform or efforts to reduce federal and state government deficits; An increase in the proportion of our Acthar unit sales comprised of Medicaid-eligible patients and government entities; Our ability to estimate reserves required for Acthar used by government entities and Medicaid-eligible patients and the impact that unforeseen invoicing of historical Medicaid prescriptions may have upon our results; Our ability to effectively manage our growth, including the expansion of our sales forces, and our reliance on key personnel; The impact to our business caused by economic conditions; Our ability to protect our proprietary rights; The risk of product liability lawsuits; Unforeseen business interruptions and security breaches; Volatility in Questcor’s monthly and quarterly Acthar shipments, estimated channel inventory, and end-user demand, as well as volatility in our stock price; and Other risks discussed in Questcor’s annual report on Form 10-K for the year ended December 31, 2012 as filed with the Securities and Exchange Commission, or SEC, on February 27, 2013, and other documents filed with the SEC.

The risk factors and other information contained in these documents should be considered in evaluating Questcor’s prospects and future financial performance.

Q1 Financial Results and Q2 Trends

· 4,830 vials shipped

· $135.1M in net sales

· $0.65 GAAP diluted EPS; $0.76 Non-GAAP diluted EPS

· In April, 2,550 vials shipped (record month)

· In April, Acthar Rxs increased, including MS

Note: See Reconciliation of Non-GAAP Adjusted Financial Disclosure slide 12.

New Paid Acthar Prescriptions by Therapeutic Area*

Paid Rx Comparison

Q1 – 2013 Q1 – 2012 Q4 – 2012

NS 385 - 395 ?56% ?5%

MS 1,015 - 1,025 ?3% ?17%

IS 155 - 165 ?14% ?11%

Rheumatology 140 - 150 N/M ?58%

· Includes prescriptions covered by commercial carriers, Medicare, Medicaid and Tricare in all periods regardless of the rebate percentage applicable in those periods.

Stable Reimbursement Environment

· MDs typically reserve Acthar for when another FDA-approved treatment alternative is needed, usually after first-line therapy

· Serious, difficult-to-treat medical conditions

· Coverage decisions are determined on a case-by-case basis, considering patient condition, disease severity, and treatment history

· Consistent level of insurance coverage over last several years

· Prior authorizations and close payer scrutiny continue to be the norm

The Emerging Science Behind Acthar

Preclinical and Clinical Studies

· Understanding the biological properties of Acthar

· Specific biochemical pathways, cells, and tissues

· Immunomodulation and anti-inflammatory effects

· Further research related to on-label indications

· Lupus

· Idiopathic Membranous Nephropathy

· Possible new indications to explore

· Diabetic Nephropathy

· Amyotrophic Lateral Sclerosis

Q1-2013 Financial Results

Q1 – 2013 Q1 – 2012

Net Sales ($M) $135.1 $96.0

Fully Diluted, GAAP EPS $0.65 $0.58

Fully Diluted, Non-GAAP EPS $0.76 $0.61

Cash flow from operations ($M) $41.5 $40.9

Diluted shares outstanding 60.3 66.5

Reconciliation of Non-GAAP Adjusted Financial Disclosure

Three Months Ended Three Months Ended

03/31/13 03/31/12

Adjusted net income per share - basic $ 0.79 $ 0.64

Share-based compensation expense (1) (0.07) (0.02)

Depreciation and amortization expense (2) (0.03) (0.00)

Interest expense associated with contingent

consideration (3) (0.00) --

Compensation expense associated with BV Trust

Agreement (4) (0.00) --

Foreign currency transaction loss (5) (0.01) --

Tax adjustments (6) -- (0.01)

Impairment of purchased technology (7) (0.01) --

Net income per share - basic $ 0.68 $ 0.61

Adjusted net income per share - diluted $ 0.76 $ 0.61

Share-based compensation expense (1) (0.07) (0.02)

Depreciation and amortization expense (2) (0.02) (0.00)

Interest expense associated with contingent

consideration (3) (0.00) --

Compensation expense associated with BV Trust

Agreement (4) (0.00) --

Foreign currency transaction loss (5) (0.01) --

Tax adjustments (6) -- (0.00)

Impairment of purchased technology (7) (0.01) --

Net income per share - diluted $ 0.65 $ 0.58

Net income per share – basic and diluted may not foot due to rounding.

Use of Non-GAAP Financial Measures

Our “non-GAAP adjusted net income” excludes the following items from GAAP net income:

1. Share-based compensation expense.

2. Depreciation and amortization expense

3. Interest expense associated with the net present value adjustment of the contingent consideration.

4. Compensation expense associated with the BV Trust agreement.

5. Foreign currency transaction loss.

6. Tax adjustments primarily relate to write-off of 1997-2000 Federal R&D tax credits.

4. Impairment of purchased technology related to our acquisition of Doral.

NASDAQ: QCOR

First Quarter 2013 Conference Call